Exhibit 99.2

COMPANY CONTACT:	INVESTOR CONTACT:
Michael Moloney	Richard Stern
Chief Operating Officer	Stern & Co
210.677.6000	212.888.0044

OncoVista Innovative Therapies Outlines Business Strategy
“Company Is Moving Full-Speed Ahead,” Says CEO

Latest Developments:
•	received first payment from sale of majority holding in its German subsidiary AdnaGen AG;
•	funding the development of its existing compounds: OVI-123, a reduced toxicity treatment of leukemia; and OVI-117, which treats solid tumors, found in the breast, colon and prostate; and
•	reviewing opportunities to license or acquire other promising compounds that are highly targeted low- or no-toxicity cancer treatments or diagnostic technologies.

San Antonio, TX, March 10, 2011— OncoVista Innovative Therapies, Inc., (OTCBB:OVIT) reported in a letter to shareholders that it is moving forward on its business plan to develop targeted, safer and more efficacious cancer treatments with reduced or no toxicity.

“OncoVista is moving full-speed ahead,” said Alexander L. Weis, Ph.D., Chairman, CEO and President of OncoVista.  “We are advancing the development of our existing reduced-toxicity targeted treatments and simultaneously seeking new acquisition or licensing opportunities with the funds we have on hand.”

The company reported that it has already received the first payment from the sale last November of its majority holding in its German subsidiary AdnaGen AG. OncoVista may receive as much as $64.7 million in cash, contingent upon the successful achievement of various clinical, regulatory, sales and balance sheet milestones.

OncoVista’s focus is on targeted cancer treatments, that is, developing drugs that are safer and more likely to help an individual patient and thereby eliminating the negative toxic effects of catch-all-cocktails, which may not be effective for the individual cancer patient, according to Weis.

The company reported on the development of its existing compounds, as follows:

•
OVI-123 is a compound for the treatment of leukemia that can be identified with the biomarker TdT, that is, refractory deoxynucleotidyl transferase.  The compound has been granted orphan drug status by the US Food & Drug Administration.  OncoVista is in the process of reinitiating the Phase I/II trial to determine the maximum tolerated dose.

•
OVI-117 is a compound for the treatment of solid tumors, found in the breast, colon and prostate, with the biomarker TS, that is, Thymidylate Synthase.  OncoVista is completing animal testing and preparing the IND submission and expects to launch a Phase I trial in the third quarter of 2011.

“In our plans to expand our drug candidate portfolio,” Weis said, “we are scrutinizing opportunities to license or acquire other compounds or diagnostic technologies that we believe will meet our criteria—finding treatments that are highly targeted with low- or no-toxicity.  We are reviewing several promising compounds/technologies.”

Dr. Weis also reported that Michael Moloney, a seasoned pharmaceutical and bio pharma executive with more than 24 years experience in clinical research, drug development, operations and information technology, has joined the OncoVista team as Chief Operating Officer. He noted that Moloney has the expertise to help OncoVista realize the potential of the compounds it now owns and to shepherd new compounds and/or diagnostic technologies through testing.

Dr. Weis said, “OncoVista’s management team has a track record of successfully acquiring, developing and managing diagnostic and therapeutic cancer programs and we believe that we are strongly positioned to be a leader in the new and exciting field of targeted cancer drug development and treatment.”

About OncoVista Innovative Therapies, Inc.

OncoVista Innovative Therapies, Inc., (OTCBB:OVIT) San Antonio, TX, is a biopharmaceutical company engaged in the development and commercialization of targeted cancer therapies which are more efficacious and less toxic. For further information about OncoVista, please visit www.oncovista.com.

Forward –looking statement:

THIS LETTER INCLUDES “FORWARD-LOOKING STATEMENTS” FROM ONCOVISTA THAT MAY OR MAY NOT MATERIALIZE. ALTHOUGH MANAGEMENT BELIEVES THE ASSUMPTIONS ON WHICH THE FORWARD-LOOKING STATEMENTS ARE BASED ARE REASONABLE, FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES AND NO REPRESENTATION IS MADE OR SHOULD BE INFERRED WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF THEM OR THE LIKELIHOOD THAT THEY CAN OR WILL BE ACHIEVED. IN EVALUATING THE FORWARD-LOOKING STATEMENTS, RECIPIENTS SHOULD CONSIDER VARIOUS FACTORS, INCLUDING OUR ABILITY TO CHANGE THE DIRECTION OF ONCOVISTA; OUR ABILITY TO KEEP PACE WITH NEW TECHNOLOGY AND CHANGING MARKET NEEDS; AND THE COMPETITIVE ENVIRONMENT OF OUR BUSINESS. THESE AND OTHER FACTORS MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FORWARD-LOOKING STATEMENT. RECIPIENTS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON THE ACCURACY OR ADEQUACY OF THE FORWARD LOOKING STATEMENTS.